SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 27, 2012 (August 21, 2012)

SINO CLEAN ENERGY, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building
No. 3 Tangyan Road, Gaoxin District
Xi'an, Shaanxi Province, People’s Republic of China	710065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8844-7960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As noted previously in the 8-K filing on August 13, 2012, Sino Clean Energy, Inc. (the "Company") received a letter dated August 7, 2012 from The NASDAQ Stock Market LLC ("Nasdaq "), which stated that Nasdaq Staff has determined to delist the Company’s securities pursuant to its discretionary authority under Listing Rule 5101, and alleges violations by the Company under Listing Rule 5250(a), 5250(b)(1) and IM-5250-1.

On August 21, 2012, the Company received an Additional Delinquency letter from Nasdaq, which stated that the Company is not in compliance with Listing Rule 5250(c)(1) because its Form 10-Q for the quarter ended June 30, 2012 was not timely filed. This delinquency serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Company intends to present its views with respect to this additional delinquency at the Panel hearing on September 13, 2012 and has also submitted a written request for a further stay to the NASDAQ Staff on August 27, 2012.

A copy of the press release relating to this issue is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy Inc.

	By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: August 27, 2012